UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

TARGET GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

20 Hempstead Drive, Hamilton, Ontario, Canada L8W 2E7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (905) 541-3833

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchanges on which registered

N/A	N/A	N/A

Section 2-	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 26, 2019, the Company filed a report on Form 8-K disclosing the entry into a financing agreement, dated December 20, 2019 (“Original Loan”) with a private individual (“Lender”) who is the brother of the Company’s Chief Executive Officer, Anthony Zarcone. The Original Loan was subsequently amended on ten (10) previous occasions as disclosed in reports filed on Form 8-K or 8-K/A on March 17, 2020, April 24, 2020, May 14, 2020, June 22, 2021, February 18, 2022, October 21, 2022, February 2, 2023, March 13, 2023, March 31, 2023, August 4, 2023, November 13, 2023 and August 26, 2024, respectively.

Effective August 11, 2025, the Company and Lender entered into an Eleventh Amending Agreement extending the maturity date of the Original Loan to August 31, 2026, or such earlier date as demanded by Lender. The remaining terms and conditions of the Original Loan, as amended, remain in full force and effect.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.
Dated: August 15, 2025	By:	/s/ Anthony Zarcone
Chief Executive Officer